Exhibit 99.1

Keryx Biopharmaceuticals Receives FDA Approval of Ferric Citrate, a New, Oral Iron-Based Treatment for Dialysis Patients with Hyperphosphatemia

Ferric Citrate: highly effective at controlling serum phosphorus levels, with unique pharmacodynamic properties

Conference Call Scheduled for Noon Today

New York, NY - September 5, 2014 — Keryx Biopharmaceuticals, Inc. (Nasdaq:KERX) (the “Company”) today announced that the U.S. Food and Drug Administration (FDA) approved Ferric Citrate (formerly known as Zerenex) for the control of serum phosphorus levels in patients with chronic kidney disease (CKD) on dialysis.

“We are thrilled with the FDA’s decision to approve Ferric Citrate, and look forward to bringing it to market in the U.S. within the next 12 weeks,” said Ron Bentsur, Chief Executive Officer of Keryx. “We are committed to bringing innovative therapies to the market for patients with kidney disease and are excited to be offering this important treatment option to dialysis patients.”

The U.S. approval of Ferric Citrate was based on data from its Phase 3 registration program. In the Phase 3 clinical trials, Ferric Citrate effectively reduced serum phosphorus levels to well within the KDOQI guidelines range of 3.5 mg/dL to 5.5 mg/dL. In addition to the effects on serum phosphorus levels, Ferric Citrate’s pharmacodynamic properties resulted in increased ferritin and transferrin saturation (TSAT); whereas these parameters remained relatively constant in patients treated with active control (Renvela® and/or Phoslo®). The most common adverse events for Ferric Citrate treated patients were gastrointestinal-related, including diarrhea, nausea, vomiting and constipation.

“I believe that Ferric Citrate offers clear benefits to patients and represents a new way for physicians to manage hyperphosphatemia,” said Julia Lewis, MD, lead investigator, nephrologist and Professor of Medicine at Vanderbilt University Medical Center. “Given Ferric Citrate’s pharmacodynamic properties that lead to increases in iron stores, physicians should assess and monitor iron parameters and may need to reduce the dose of or discontinue IV iron therapy.”

Recently, the Company was informed by the FDA that approval of the brand name Zerenex had been rescinded. Keryx believes the Company will have an approved brand name on or prior to launch, although a brand name is not a pre-requisite for the launch of an FDA-approved drug.

About End Stage Renal Disease (ESRD) and Hyperphosphatemia

In the United States there are currently more than 400,000 ESRD patients that require dialysis, with the number projected to rise in the future. Managing ESRD is complex as many metabolic factors, such as iron and phosphorus, are out of balance. Phosphate retention and the resulting hyperphosphatemia in dialysis patients are typically associated with increased risk for heart and bone disease, and death. The majority of ESRD patients require chronic treatment with phosphate-binding agents to lower and maintain serum phosphorus at acceptable levels. In addition, iron can be severely depleted in dialyzed patients, who are often treated with intravenous iron and/or anemia medications, such as erythropoiesis stimulating agents (ESAs), to help boost red blood cell production.

Conference Call Information

Keryx’s management team will host a conference call to discuss the approval of Ferric Citrate. The call will be held today, September 5th, 2014 at noon Eastern Time. In order to participate in the conference call, please call 1-855-210-9373 (U.S.), 1-817-382-4419 (outside the U.S.), and use the passcode KERYX. This event can also be accessed from the investor relations section of the Company’s website, at http://investors.keryx.com.

A telephone replay will be available from approximately 3:00 p.m. ET on September 5, 2014 through midnight on September 19, 2014. To access a replay of the conference call, dial (855) 859-2056 from the United States or (404) 537-3406 for international access. The passcode for the replay is 97732933. The audio recording of the conference call will also be available for replay at http://www.keryx.com, for a period of 15 days after the call.

About Ferric Citrate

Ferric Citrate was approved by the U.S. Food and Drug Administration on September 5, 2014 and is indicated in the U.S. for the control of serum phosphorus levels in patients with chronic kidney disease (CKD) on dialysis. Keryx plans to make Ferric Citrate available to U.S. dialysis patients within approximately 12 weeks.

In January 2014, ferric citrate was approved for the treatment of patients with all stages of CKD in Japan, where it is being marketed as Riona® by Keryx’s Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co. Ltd.

Keryx has filed a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA), seeking the approval of Ferric Citrate as a treatment of hyperphosphatemia in patients with CKD, including dialysis and non-dialysis dependent patients, and that application is currently under review.

Ferric Citrate is also being developed in the U.S. as a treatment for iron deficiency anemia in patients with Stage 3 to 5 non-dialysis dependent chronic kidney disease (CKD). The pivotal Phase 3 study in this indication is expected to commence in the coming weeks.

For Full Prescribing Information for Ferric Citrate, please visit http://www.keryx.com/wp-content/uploads/Keryx_FerricCitrate_PI.pdf.

Important Safety Information about Ferric Citrate

Contraindication: Patients with an accumulation of iron in their body, e.g. hemochromatosis, should not take Ferric Citrate.

Monitoring Iron Parameters: Iron absorption from Ferric Citrate may lead to increased iron in storage sites. Iron parameters should be monitored prior to and while on Ferric Citrate. Patients receiving IV iron may require a reduction in dose or discontinuation of IV iron therapy.

Accidental Overdose of Iron: Keep Ferric Citrate away from children as it contains iron. Accidental overdose of iron containing products is a leading cause of fatal poisoning in children under 6 years of age. Call a poison control center or your physician in case of an accidental overdose in a child.

Patients with Gastrointestinal Bleeding or Inflammation: Safety has not been established for these patients.

Adverse Events: The most common adverse events with Ferric Citrate were diarrhea (21%), nausea (11%), constipation (8%), vomiting (7%) and cough (6%). Gastrointestinal adverse reactions were the most common reason for discontinuing Ferric Citrate (14%). Ferric Citrate contains iron and may cause dark stools, which is considered normal with oral medications containing iron.

Drug Interactions: Doxycycline should be taken at least 1 hour before Ferric Citrate.

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, headquartered in New York, is focused on bringing innovative therapies to market for patients with renal disease. The Company’s lead product, Ferric Citrate, is approved in the United States for the control of serum phosphorus levels in patients with chronic kidney disease on dialysis. Keryx plans to commercially launch Ferric Citrate in the U.S. in the fourth quarter of 2014. In January 2014, ferric citrate was approved for the treatment of patients with all stages of CKD in Japan, where it is being marketed as Riona® by Keryx’s Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co. Ltd.

Cautionary Statement

Some of the statements included in this press release, particularly those regarding the commercialization and subsequent clinical development of Ferric Citrate, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: whether Ferric Citrate will be successfully launched and marketed in the U.S.; whether the FDA will approve a brand name for Ferric Citrate prior to the projected launch date; whether Riona® will be successfully marketed by our Japanese partner, Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd; the risk that the EMA may not concur with our interpretation of our Phase 3 study results, supportive data, conduct of the studies, or any other part of our MAA submission and could ultimately deny approval of the MAA; the risk that we may not be successful in the development of ferric citrate for the treatment of iron deficiency anemia in non-dialysis chronic kidney disease patients; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

KERYX CONTACT:

Amy Sullivan

Vice President – Corporate Development and Public Affairs

Keryx Biopharmaceuticals, Inc.

Tel: 617.466.3447

E-mail: amy.sullivan@keryx.com